Exhibit 99.2

BOSTON PROPERTIES ANNOUNCES SECOND QUARTER 2020 RESULTS; REPORTS EPS OF $1.71 AND FFO PER SHARE OF $1.52

Signs 942,000 Square Feet of Leasing in Q2; Reports July Office Tenant Collections of 98% Reflecting Ongoing Strength in Collections

BOSTON, MA, July 28, 2020 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2020.
Financial highlights for the second quarter include:
•Net income attributable to common shareholders of $266.5 million, or $1.71 per diluted share (EPS), compared to $164.3 million, or $1.06 per diluted share, for the quarter ended June 30, 2019. The increase in EPS in the second quarter of 2020 was primarily due to gains on asset sales of $1.21 per diluted share, offset by a $0.24 per share charge to revenue related to the write-off of accrued rent and accounts receivable of tenants primarily in the retail sector.
•Funds from Operations (FFO) of $236.9 million, or $1.52 per diluted share, compared to FFO of $276.3 million, or $1.78 per diluted share, for the quarter ended June 30, 2019. The decrease in FFO in the second quarter of 2020 was largely due to a $0.24 per share charge to revenue related to the write-off of accrued rent and accounts receivable of tenants primarily in the retail sector.
Second quarter and recent business highlights include:
•Completed 942,000 square feet of leases and renewals, including a new, 12-year lease with Microsoft Corporation for approximately 400,000 square feet at Reston Town Center in Reston, Virginia.
•Collected more than 98% of its total rent payments from office tenants due July 1. This follows collections from office tenants of 98% in the second quarter of 2020. Rent collections from all commercial tenants, including retail, were 95% in total in July.
•Completed and fully placed in-service 20 CityPoint, a 211,000 square foot Class A office development in Waltham, Massachusetts that is 62% leased.
•Completed two asset sales including:
◦Approximately 455,000 square feet of Capital Gallery, a Class A office complex in Washington, DC for a gross sale price of approximately $254 million. Boston Properties will retain ownership of the remaining 176,000 square feet of the property, which is approximately 100% leased and includes 156,000 square feet of office space, 20,000 square feet of retail and a 465-space parking garage. The Company realized net proceeds of approximately $247 million from the sale and a reported gain on sale of approximately $204 million in the quarter.
◦Annapolis Junction Building Eight, a 125,700 square foot vacant office building and two parcels of land at Annapolis Junction Business Park in Annapolis Junction, Maryland that was sold for a gross sale price of $47 million. The Company had a 50% interest in the Annapolis Junction properties. The Company realized net proceeds of

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approximately $15 million from the sale after closing costs and the repayment of mortgage debt on the property. The Company recognized a gain on sale of real estate totaling approximately $5.8 million in the quarter.
•Completed the acquisition of property at 777 Harrison Street in San Francisco, California for a purchase price of approximately $140.1 million. 777 Harrison Street, known as Fourth + Harrison, is a fully-entitled site that can support the development of approximately 804,000 square feet of primarily office space.
•Completed a $1.25 billion bond offering of 3.250% unsecured senior notes due 2031 on May 5, 2020.
•Refinanced the mortgage loan collateralized by Metropolitan Square, a 654,000 square foot Class A office property in Washington, DC in which the Company has a 20% interest. The outstanding balance of the loan was approximately $155.9 million and was scheduled to mature on August 5, 2020. The new mortgage financing totals $325.0 million, of which $288.0 million was advanced at closing, and matures on July 7, 2022 with two, one-year extension options. Excess loan proceeds from the new mortgage loan were approximately $112.7 million, of which the Company’s share was approximately $22.5 million.

Separately the Company announced today the acquisition of a 50% interest in Beach Cities Media Center, a 6.4-acre land site on the Rosecrans Corridor of the El Segundo submarket of Los Angeles, California for a purchase price of $21.2 million. The site is fully entitled to support the future development of approximately 275,000 square feet of Class A creative office space. In conjunction with the acquisition, BXP entered into a joint venture with Continental Development Corporation (Continental), a premier developer and owner of Class A properties primarily in the El Segundo and Manhattan Beach submarkets with more than 500 tenants across its portfolio. The Beach Cities Media Center site is located on Rosecrans Avenue, one of the most in-demand creative office nodes in the South Bay of Los Angeles. The site is adjacent to Continental Park, an existing 3.0 million square foot, 86-acre office and mixed-use campus, which is home to several Fortune 500 and emerging office tenants in the technology, entertainment and financial sectors. Further details can be found in the press release issued today.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2020. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.
Boston Properties will host a conference call on Wednesday, July 29, 2020 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2020 results, provide a business update pertaining to the current COVID-19 pandemic and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 6852468. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 6852468. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

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Additionally, a copy of Boston Properties’ second quarter 2020 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 51.2 million square feet and 195 properties, including nine properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

During the conference call referenced above, management of Boston Properties may make “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current expectations of future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants' businesses, financial condition, results of operation, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; whether new or existing actions/or measures result in increasing unemployment that impacts the ability of our residential tenants to generate sufficient income to pay, or makes them unwilling to pay, rent in full or at all in a timely manner; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2020	December 31, 2019
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$21,267,915	$21,458,412
Construction in progress	893,935	789,736
Land held for future development	414,053	254,828
Right of use assets - finance leases	237,394	237,394
Right of use assets - operating leases	147,512	148,640
Less: accumulated depreciation	(5,292,389)	(5,266,798)
Total real estate	17,668,420	17,622,212
Cash and cash equivalents	1,691,047	644,950
Cash held in escrows	300,608	46,936
Investments in securities	32,848	36,747
Tenant and other receivables, net	82,545	112,807
Related party note receivable, net	78,520	80,000
Note receivables, net	25,480	15,920
Accrued rental income, net	1,069,004	1,038,788
Deferred charges, net	655,813	689,213
Prepaid expenses and other assets	56,768	41,685
Investments in unconsolidated joint ventures	1,339,724	955,647
Total assets	$23,000,777	$21,284,905
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,915,852	$2,922,408
Unsecured senior notes, net	9,633,577	8,390,459
Unsecured line of credit	—	—
Unsecured term loan, net	499,150	498,939
Lease liabilities - finance leases	230,146	224,042
Lease liabilities - operating leases	200,979	200,180
Accounts payable and accrued expenses	328,292	377,553
Dividends and distributions payable	171,077	170,713
Accrued interest payable	95,274	90,016
Other liabilities	373,281	387,994
Total liabilities	14,447,628	13,262,304

Commitments and contingencies	—	—

Redeemable deferred stock units	6,003	8,365

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	200,000	200,000

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2020	December 31, 2019
	(in thousands, except for share and par value amounts)
Common stock, $0.01 par value, 250,000,000 shares authorized, 155,701,186 and 154,869,198 issued and 155,622,286 and 154,790,298 outstanding at June 30, 2020 and December 31, 2019, respectively	1,556	1,548
Additional paid-in capital	6,340,665	6,294,719
Dividends in excess of earnings	(302,511)	(760,523)
Treasury common stock at cost, 78,900 shares at June 30, 2020 and December 31, 2019	(2,722)	(2,722)
Accumulated other comprehensive loss	(54,921)	(48,335)
Total stockholders’ equity attributable to Boston Properties, Inc.	6,182,067	5,684,687
Noncontrolling interests:
Common units of the Operating Partnership	640,491	600,860
Property partnerships	1,724,588	1,728,689
Total equity	8,547,146	8,014,236
Total liabilities and equity	$23,000,777	$21,284,905

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except for per share amounts)
Revenue
Lease	$630,119	$680,189	$1,340,230	$1,359,440
Parking and other	13,946	26,319	38,450	51,225
Hotel revenue	99	14,844	6,924	23,782
Development and management services	8,125	9,986	16,004	19,263
Direct reimbursements of payroll and related costs from management services contracts	2,484	2,403	5,721	5,798
Total revenue	654,773	733,741	1,407,329	1,459,508
Expenses
Operating
Rental	239,787	257,971	502,753	515,488
Hotel	1,973	9,080	8,794	16,943
General and administrative	37,743	35,071	74,197	76,833
Payroll and related costs from management services contracts	2,484	2,403	5,721	5,798
Transaction costs	332	417	947	877
Depreciation and amortization	178,188	177,411	349,282	342,005
Total expenses	460,507	482,353	941,694	957,944
Other income (expense)
Income from unconsolidated joint ventures	1,832	47,964	1,463	48,177
Gains on sales of real estate	203,767	1,686	613,932	781
Interest and other income (loss)	1,305	3,615	4,322	7,368
Gains (losses) from investments in securities	4,552	1,165	(893)	4,134
Impairment losses	—	—	—	(24,038)
Interest expense	(107,142)	(102,357)	(208,733)	(203,366)
Net income	298,580	203,461	875,726	334,620
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	767	(17,482)	(18,719)	(36,312)
Noncontrolling interest—common units of the Operating Partnership	(30,197)	(19,036)	(87,525)	(30,627)
Net income attributable to Boston Properties, Inc.	269,150	166,943	769,482	267,681
Preferred dividends	(2,625)	(2,625)	(5,250)	(5,250)
Net income attributable to Boston Properties, Inc. common shareholders	$266,525	$164,318	$764,232	$262,431
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.71	$1.06	$4.92	$1.70
Weighted average number of common shares outstanding	155,386	154,555	155,199	154,540
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.71	$1.06	$4.91	$1.69
Weighted average number of common and common equivalent shares outstanding	155,407	154,874	155,333	154,859

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$266,525	$164,318	$764,232	$262,431
Add:
Preferred dividends	2,625	2,625	5,250	5,250
Noncontrolling interest - common units of the Operating Partnership	30,197	19,036	87,525	30,627
Noncontrolling interests in property partnerships	(767)	17,482	18,719	36,312
Net income	298,580	203,461	875,726	334,620
Add:
Depreciation and amortization expense	178,188	177,411	349,282	342,005
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(22,480)	(17,869)	(40,107)	(35,871)
Company’s share of depreciation and amortization from unconsolidated joint ventures	21,012	14,778	39,344	30,248
Corporate-related depreciation and amortization	(486)	(412)	(955)	(807)
Impairment loss	—	—	—	24,038
Less:
Gain on sale of real estate included within income from unconsolidated joint ventures	5,946	47,757	5,946	47,757
Gains on sales of real estate	203,767	1,686	613,932	781
Noncontrolling interests in property partnerships	(767)	17,482	18,719	36,312
Preferred dividends	2,625	2,625	5,250	5,250
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	263,243	307,819	579,443	604,133
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	26,335	31,544	58,430	61,851
Funds from operations attributable to Boston Properties, Inc. common shareholders	$236,908	$276,275	$521,013	$542,282
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.00%	89.75%	89.92%	89.76%
Weighted average shares outstanding - basic	155,386	154,555	155,199	154,540
FFO per share basic	$1.52	$1.79	$3.36	$3.51
Weighted average shares outstanding - diluted	155,407	154,874	155,333	154,859
FFO per share diluted	$1.52	$1.78	$3.35	$3.50

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2020	December 31, 2019
Boston	94.8%	95.9%
Los Angeles	95.9%	96.7%
New York	92.6%	92.9%
San Francisco	93.2%	93.7%
Washington, DC	84.8%	87.6%
Total Portfolio	92.0%	93.0%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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